EXHIBIT 99.2

Molecular Templates, Inc. Announces Pricing of $75.9 Million Public Equity Offering

AUSTIN, Texas, February 18, 2021 — Molecular Templates, Inc. (Nasdaq: MTEM) (the “Company” or “Molecular”), a clinical-stage biopharmaceutical company focused on the discovery and development of the Company’s proprietary engineered toxin bodies (ETBs), which are differentiated, targeted, biologic therapeutics for cancer, today announced the pricing of its underwritten public offering of 6,000,000 shares of its common stock at a public offering price of $12.65 per share. All of the shares of common stock to be sold in the offering are being sold by Molecular. In addition, Molecular has granted to the underwriters a 30-day option to purchase up to 900,000 additional shares of common stock. The offering is expected to close on or about February 22, 2021, subject to the satisfaction of customary closing conditions. The gross proceeds to Molecular from the offering, before deducting the underwriting discounts and commissions and estimated offering expenses payable by Molecular, are expected to be $75.9 million.

Molecular intends to use the net proceeds from the offering, together with its existing cash and cash equivalents, to fund: its Phase II clinical studies for MT-3724 and/or development of other CD20-targeted molecules; its ongoing Phase I clinical study of MT-5111; its share of development expenses in its CD38 collaboration with Takeda; its PD-L1 program (including its anticipated upcoming Phase I clinical study for MT-6402); further preclinical development and drug discovery activities in its other programs; and for working capital and general corporate purposes.

BofA Securities, Cowen, Evercore ISI and Barclays are acting as joint book-running managers for the offering.

The securities are being offered by Molecular pursuant to a shelf registration statement on Form S-3 that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC. A preliminary prospectus supplement relating to the offering was filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained from BofA Securities, Inc., c/o BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or via e-mail at dg.prospectus_requests@bofa.com; Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or via telephone at (833) 297-2926; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, via telephone at (888) 474-0200, or via e-mail at ecm.prospectus@evercore.com; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, via telephone at (888) 603-5847, or via e-mail at Barclaysprospectus@broadridge.com. You may also obtain these documents free of charge by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Molecular Templates

Molecular Templates is a clinical-stage company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer and other serious diseases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”). Any forward-looking statements contained in this press release speak only as of the date hereof, and Molecular specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise, and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such statements include, but are not limited to, statements relating to Molecular’s expectations with respect to its proposed offering, its intention to grant the underwriters an option to purchase additional shares and its intended use of proceeds from the proposed offering.

Contact:

Adam Cutler

Chief Financial Officer

adam.cutler@mtem.com

862-204-4006